Exhibit 99.1

ALLIS-CHALMERS ENERGY INC.

PRESS RELEASE	Contact:	Jeffrey Freedman
Vice President — IR
713-369-0550
ALLIS-CHALMERS ENERGY REPORTS
FIRST QUARTER 2008 RESULTS
HOUSTON, TEXAS, May 7, 2008 — Allis-Chalmers Energy Inc. (NYSE: ALY) today announced results for the three months ended March 31, 2008 , which are consistent with previous guidance.
Revenues for the first quarter of 2008 rose 12.7 % to $153.2 million compared to $135.9 million for the first quarter of 2007. Income from operations for the first quarter of 2008 decreased to $23.6 million compared to $31.5 million in the first quarter of 2007. Net income for the first quarter of 2008 was $8.1 million, or $0.23 per diluted share, compared to $12.2 million, or $0.37 per diluted share in the first quarter of 2007. The decrease in operating income and net income in the first quarter of 2008 as compared to the first quarter of 2007 was principally due to the reduction in revenues in our Rental Services segment.
Adjusted EBITDA was $42.0 million for the first quarter of 2008, compared to $45.1 million for the first quarter of 2007. EBITDA and Adjusted EBITDA are non-GAAP financial measures that are not necessarily comparable from one company to another and additional information and discussion regarding EBITDA and Adjusted EBITDA are provided later in this release.
Weighted average shares of common stock outstanding on a diluted basis increased 6.5% to 35.2 million shares for the first quarter of 2008 compared to 33.0 million shares for the first quarter of 2007. The provision for income taxes for the first quarter of 2008 was $4.8 million, or 37.1% of net income before income taxes, compared to $6.2 million, or 33.9% of net income before income taxes, for the first quarter of 2007.

Micki Hidayatallah, Allis-Chalmers’ Chairman and Chief Executive Officer, stated, “In the first quarter of 2008, our operations performed as we had anticipated. We have begun to position the company to benefit from the improved oilfield business environment in both the US and in South America. As previously announced, we formed a new Oilfield Services segment which includes our underbalanced drilling, directional drilling, tubular services, and production services operations and is under the direction of Senior Vice President, Terry Keane. We anticipate this segment will continue to increase market share and expand and consolidate our operating yards in a cost effective manner that will increase productivity for our customers.”
Mr. Hidayatallah also noted, “Mark Patterson, Senior Vice President of the Rental Services segment, has completed the process of integrating our sales force, invoicing, and inventory control systems. We are actively pursuing an expansion of our rental business into other domestic and international locations, and we have seen recent improvement in the Gulf Coast and Gulf of Mexico. We believe our operating results will improve as we expand our international business and consolidate operating locations.”
Mr. Hidayatallah concluded, “The Drilling and Completion segment has started operating six of the new workover rigs and two pulling units in Argentina. We are optimistic that all four drilling rigs and sixteen service rigs we ordered in the third quarter of 2007 will be operational by October 31, 2008. We absorbed extensive labor-related costs, safety and other indirect expenses as we increased our workforce from 1,320 to approximately 1,860 between April 2007 and March 2008. It is our belief that we will see the full benefits of the expanded rig fleet in 2009.”
Segment Results for First Quarter 2008:
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Oilfield Services. Revenues for our Oilfield Services segment were $67.9 million for the first quarter of 2008, an increase of 22.5% from the $55.4 million in revenues for the first quarter of 2007. Income from operations increased to $13.3 million in the first quarter of 2008 compared to $11.7 million in the first quarter 2007. Our Oilfield Services segment revenues and operating income for the first quarter of 2008 increased compared to the first quarter of 2007 due primarily to the investment in new equipment made in 2007 and the first quarter of 2008, including air-drilling compressors, foam units, casing and tubing handling tools and coil tubing units. Results in the Oilfield Services segment also improved due to small acquisitions completed in 2007, which added downhole motors, measurement-while-drilling, or MWD tools, and directional drillers and enabled us to expand our directional drilling business in the Northern Rocky Mountains and the MidContinent areas.

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Drilling and Completion. Revenues for the first quarter of 2008 for the Drilling and Completion segment were $63.1 million, an increase from $48.9 million in revenues for the first quarter of 2007. Income from operations decreased to $8.9 million in the first quarter of 2008 compared to $9.6 million in the first quarter of 2007. Our Drilling and Completion segment revenues increased in the first quarter of 2008 due to increased pricing and the activation of six new service rigs and two pulling units during the first quarter of 2008. The new service rigs are part of our 20 rig construction program (16 service and 4 drilling) which we expect to place in service throughout 2008. Operating income for the first quarter of 2008 decreased compared to the prior year due primarily to higher wages and other payroll expenses and administrative costs related to general oil industry labor concessions in Argentina granted in the last half of 2007. Additionally, operating income was impacted by a significant increase in our labor force and labor-related expenses in connection with the new rigs prior to activation.

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Rental Services. Revenues for the first quarter of 2008 for the Rental Services segment were $22.2 million, a decrease from $31.6 million in revenues for the first quarter of 2007. Income from operations decreased to $6.2 million in the first quarter of 2008 compared to $13.9 million in the first quarter of 2007. Our Rental Services segment revenues and operating income for the first quarter of 2008 decreased compared to the prior year due primarily to a decrease in utilization of our rental equipment and a more competitive pricing environment due to the decline in the number of active offshore drilling rigs in the Gulf of Mexico.

Guidance:
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential effect of any future capital transactions, such as business combinations, divestitures and financings, which may be completed after the date of this press release. Any material change in market conditions in any of Allis-Chalmers’ business segments could affect guidance.

($in millions)	2nd Quarter
2008 Estimate

Revenues:	$154 to $159

EBITDA:	$43 to $44

Adjusted EBITDA:	$45 to $46

Earnings per share:	$0.29 to $0.32
(on a fully-diluted basis)

Conference Call:
Allis-Chalmers has scheduled a conference call to be held on Wednesday, May 7, 2008 at 11:00 am Eastern time, 10:00 am Central time. The call will be web cast live on the Internet through the Investor Relations page on the Allis-Chalmers’ website. To participate by telephone, call (888) 680-0865 domestically or (617) 213-4853 internationally ten to fifteen minutes prior to the starting time. The participant pass code is 80963271. Participants may pre-register for the call at the following link and will be issued a PIN number to use when dialing into the live call, which will provide quick access to the conference by bypassing the operator upon connection.
https://www.theconferencingservice.com/prereg/key.process?key=P4X9CV3YC
A telephonic replay will be available through May 14, 2008. The telephone number for the replay of the call is (888) 286-8010 domestically or (617) 801-6888 internationally, and the pass code is 99529488. The call will be available for replay through Allis-Chalmers’ website.
About Allis-Chalmers
Allis-Chalmers Energy Inc. is a Houston-based multi-faceted oilfield company. We provide services and equipment to oil and natural gas exploration and production companies, domestically primarily in Texas, Louisiana, New Mexico, Colorado, Oklahoma, Mississippi, Wyoming, Arkansas, West Virginia, offshore in the Gulf of Mexico, and internationally, primarily in Argentina and Mexico. Allis-Chalmers provides rental services, international drilling, directional drilling, tubular services, underbalanced drilling, and productions services. For more information, visit our website at http://www.alchenergy.com or request future press releases via email at http://www.b2i.us/irpass.asp?BzID=1233&to=ea&s=0.
Forward-Looking Statements
This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Allis-Chalmers’ business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.

Although forward-looking statements in this press release reflect the good faith judgment of our management, such statements can only be based on facts and factors that our management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Allis-Chalmers operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.
Further information about the risks and uncertainties that may affect our business are set forth in our most recent filings on Form 10-K (including without limitation in the “Risk Factors” section) and in our other SEC filings and publicly available documents. We urge readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Allis-Chalmers undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Use of EBITDA and Adjusted EBITDA & Regulation G Reconciliation
This press release contains references to EBITDA, a non-GAAP financial measure that complies with federal securities regulations when it is defined as net income (the most directly comparable GAAP financial measure) before interest, taxes, depreciation and amortization. Allis-Chalmers defines EBITDA accordingly for the purposes of this press release. We also utilize Adjusted EBITDA as a supplemental financial measurement in the evaluation of our business. We have defined Adjusted EBITDA for the purposes of this press release to mean EBITDA plus stock compensation expense. However, EBITDA and Adjusted EBITDA, as used and defined by Allis-Chalmers, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Neither EBITDA nor Adjusted EBITDA should be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other Income or cash flow statement data prepared in accordance with GAAP. However, we believe EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because these measures:
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are widely used by investors in the energy industry to measure a company’s operating performance without regard to the items excluded from EBITDA, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

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help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating results; and

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are used by our management for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting, as a component for setting incentive compensation, and to assess compliance in financial ratios.

There are significant limitations to using EBITDA and Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of recurring and non-recurring items that are excluded from EBITDA and materially affect net income or loss, results of operations, and the lack of compatibility of the results of operations of different companies. Reconciliations of these financial measures to net income, the most directly comparable GAAP financial measure, are provided in the table below.
Reconciliation of EBITDA and Adjusted EBITDA to GAAP Net Income
($ in millions)

	For the Three Months Ended
	03/31/08	03/31/07

Net income	8.1	12.2
Depreciation and amortization	15.6	12.9
Interest expense, net	10.9	13.3
Income taxes	4.8	6.2

EBITDA	$39.4	$44.6
Stock compensation expense (non-cash)	2.6	.5

Adjusted EBITDA	$42.0	$45.1

	Forward Guidance
($ in millions)	2Q 08E	2Q 08E
	Lo Case	Hi Case

Net income	10.1	11.2
Depreciation and amortization	15.9	15.9
Interest expense, net	10.7	10.7
Income taxes	6.0	6.6

EBITDA	$42.7	$44.4
Stock compensation expense (non-cash)	1.8	1.8

Adjusted EBITDA	$44.5	$46.2

ALLIS-CHALMERS ENERGY INC
CONSOLIDATED CONDENSED INCOME STATEMENT
(in thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2008	2007
	(unaudited)	(unaudited)

Revenues	$153,182	$135,900

Cost of revenues
Direct costs	99,198	77,605
Depreciation	14,502	11,816

Total cost of revenues	113,700	89,421

Gross margin	39,482	46,479

General and administrative expense	14,784	13,971
Amortization	1,116	1,038

Income from operations	23,582	31,470

Other income (expense)
Interest expense	(12,041)	(14,021)
Interest income	1,152	759
Other	107	184

Total other income (expense)	(10,782)	(13,078)

Net income before income taxes	12,800	18,392

Provision for income taxes	(4,750)	(6,227)

Net income	$8,050	$12,165

Net income per common share:
Basic	$0.23	$0.38

Diluted	$0.23	$0.37

Weighted average shares outstanding:
Basic	34,837	32,330

Diluted	35,173	33,011

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS

Cash and cash equivalents	$10,247	$43,693
Trade receivables, net	140,133	130,094
Inventories	33,019	32,209
Prepaid expenses and other	11,669	11,898

Total current assets	195,068	217,894

Property and equipment, net	650,485	626,668
Goodwill	138,398	138,398
Other intangible assets, net	34,064	35,180
Debt issuance costs, net	13,730	14,228
Note receivable	40,000	—
Other assets	27,819	21,217

Total assets	$1,099,564	$1,053,585

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current maturities of long-term debt	$6,232	$6,434
Trade accounts payable	38,987	37,464
Accrued salaries, benefits and payroll taxes	15,847	15,283
Accrued interest	6,891	17,817
Accrued expenses	31,488	20,545

Total current liabilities	99,445	97,543

Deferred income tax liability	32,054	30,090
Long-term debt, net of current maturities	539,852	508,300
Other long-term liabilities	3,161	3,323

Total liabilities	674,512	639,256

Commitments and Contingencies

Stockholders’ Equity
Preferred stock	—	—
Common stock	351	351
Capital in excess of par value	328,768	326,095
Retained earnings	95,933	87,883

Total stockholders’ equity	425,052	414,329

Total liabilities and stockholders’ equity	$1,099,564	$1,053,585

ALLIS-CHALMERS ENERGY INC.
SEGMENT INFORMATION
(in thousands)

	For the Three Months Ended
	March 31,
	2008	2007
	(unaudited)	(unaudited)
Revenue
Oilfield Services	$67,903	$55,431
Drilling and Completion	63,061	48,888
Rental Services	22,218	31,581

	$153,182	$135,900

Operating income (loss)
Oilfield Services	$13,297	$11,692
Drilling and Completion	8,868	9,614
Rental Services	6,222	13,923
General corporate	(4,805)	(3,759)

	$23,582	$31,470

Depreciation and amortization
Oilfield Services	$5,630	$3,788
Drilling and Completion	3,178	2,707
Rental Services	6,669	6,261
General corporate	141	98

	$15,618	$12,854

Capital expenditures
Oilfield Services	$14,427	$10,763
Drilling and Completion	18,529	2,720
Rental Services	6,691	8,513
General corporate	30	349

	$39,677	$22,345